LIVERAMP ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

Total Q4 Revenue Up 35% — Subscription Revenue Up 28%

Repurchases $103 Million of Stock Since December 31, 2019

Strong Balance Sheet

SAN FRANCISCO, Calif., May 21, 2020—LiveRamp® (NYSE: RAMP), the leading global data connectivity platform, today announced its financial results for the fourth quarter and fiscal year ended March 31, 2020.

Fourth Quarter Financial Highlights

•Total revenue was $106 million, up 35% compared to the prior year period.

•Subscription revenue was $84 million, up 28% and contributed 79% of total revenue.

•Marketplace & Other revenue was $22 million, up 71%.

•GAAP gross profit was $69 million, up 70% compared to the prior year period. GAAP gross margin of 65% expanded 13 percentage points. Non-GAAP gross profit was $75 million, up 59% compared to the prior year period. Non-GAAP gross margin of 71% expanded 11 percentage points.

•GAAP operating loss was $41 million compared to a GAAP operating loss of $82 million in the prior year period. Non-GAAP operating loss was $16 million compared to a non-GAAP operating loss of $22 million in the prior year period.

•GAAP loss per share from continuing operations was $0.07, and non-GAAP loss per share from continuing operations was $0.05.

•GAAP and non-GAAP operating results include an incremental $3.5 million bad debt charge largely as a result of current economic conditions.

•Net cash provided by operating activities was roughly break-even compared to net cash provided by operating activities of $38 million during the fourth quarter of fiscal 2019. Prior year cash flow from operating activities included a $55 million cash tax benefit associated with the sale of the Acxiom Marketing Solutions (AMS) business.

•As of May 20, 2020, LiveRamp has repurchased 3.1 million shares for $103 million under the current stock repurchase program since December 31, 2019. Since August 2011, the Company has returned over $1.17 billion in capital to shareholders.

Fiscal Year Financial Highlights

•Total revenue was $381 million, up 33% compared to the prior year.

•Subscription revenue was $306 million, up 29% and contributed 80% of total revenue.

•Marketplace & Other revenue was $75 million, up 53%.

•GAAP gross profit was $228 million, up 38% compared to the prior year. GAAP gross margin of 60% expanded 2 percentage points. Non-GAAP gross profit was $253 million, up 34% compared to the prior year. Non-GAAP gross margin of 67% expanded 1 percentage point.

•GAAP operating loss was $181 million compared to a GAAP operating loss of $198 million in the prior year. Non-GAAP operating loss was $64 million compared to a non-GAAP operating loss of $54 million in the prior year.

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•GAAP loss per share from continuing operations was $1.85, and non-GAAP loss per share from continuing operations was $0.55.

•Net cash used in operating activities was $29 million compared to net cash used in operating activities of $2 million during the prior year. Prior year cash flow from operating activities included a $55 million cash tax benefit associated with the sale of the Acxiom Marketing Solutions (AMS) business.

•Cash and cash equivalents totaled $718 million with no debt at quarter end as compared to $767 million at December 31, 2019.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

“During this unprecedented time, we remain focused on the health and well-being of our employees and partners who continue to serve our global network of customers,” said LiveRamp CEO Scott Howe. “Now more than ever, it is important for brands to remain close to their customers and to demonstrate that their marketing investments are driving real results and returns. LiveRamp plays a critical role in enabling enterprise marketers to spend smarter. Our product suite, and in particular the Authenticated Traffic Solution® (or ATS), Safe Haven® and Advanced TV products, ensure every marketing dollar spent is addressable, accountable and measurable.”

“I would also like to take this opportunity to thank the entire LiveRamp team for the resiliency and exceptionalism they have demonstrated during this period,” added Howe. “In times of adversity, the true character of a team emerges, and I could not be more proud to lead this incredible group of people.”

COVID-19 Business Update

“LiveRamp, along with most companies, is being impacted by the COVID-19 crisis. That said, we are fortunate to be operating from a position of strength,” said LiveRamp President and CFO Warren Jenson. “In addition to our robust balance sheet, we have great customers, dedicated employees, a subscription business model and products that benefit from the secular wave toward outcome-based marketing and advertising. However, we are watching and monitoring our business closely, and in particular, usage trends and our Data Marketplace.”

LiveRamp has taken proactive steps to keep its employees safe and global customer base serviced during these unprecedented times:

•In early March, LiveRamp, in coordination with local government guidance, began implementing its Pandemic Plan for staged movement to work from home in order to protect its workforce. The vast majority of LiveRamp’s global employees have seamlessly transitioned to working remotely.

•Given the SaaS nature of its model, LiveRamp does not depend on any on-premise components or personnel for the products and services it provides. LiveRamp is, however, dependent on its cloud infrastructure and the ability for its workforce to work remotely. To date, service to customers and partners has continued uninterrupted.

•LiveRamp’s balance sheet remains exceptionally strong, with over $700 million of cash and no debt at year-end. The company is carefully managing working capital, tightening its hiring practices and reducing costs where appropriate.

•The company increased its reserves for bad debts during the fourth quarter by approximately $3.5 million in response to increased future collection risk associated with certain customer segments.

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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for its fourth fiscal quarter and fiscal year ($ in millions):

	Q4 Fiscal 2020		Full Year Fiscal 2020
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$84	—	$306	—
YoY change %	28%		29%
Marketplace & other revenue	$22	—	$75	—
YoY change %	71%		53%
Total revenue	$106	—	$381	—
YoY change %	35%		33%

Gross profit	$69	$75	$228	$253
% Gross margin	65%	71%	60%	67%
YoY change, pts	13pts	11pts	2pts	1pts

Operating loss	$(41)	$(16)	$(181)	$(64)
% Operating margin	(39)%	(15)%	(48)%	(17)%
YoY change, pts	66pts	14pts	22pts	2pts

Net income (loss) from continuing operations	$(5)	$(3)	$(125)	$(37)
YoY change %	nm	nm	nm	nm
Loss per share from continuing operations	$(0.07)	$(0.05)	$(1.85)	$(0.55)
YoY change %	nm	nm	nm	nm

Shares to Calculate EPS	67.0	67.0	67.8	67.8
YoY change %	(2)%	(2)%	(10)%	(10)%
Net operating cash flow	$(0)	—	$(29)	—
YoY change %	nm	—	nm
Free cash flow to equity	—	$(2)	—	$(40)
YoY change %	—	nm	—	nm

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Metrics & Highlights

•LiveRamp added 10 net new direct subscription customers during the quarter, bringing its total direct customer count to 780, an increase of 17% year over year. It now serves 22% of the Fortune 500 compared to 19% in the prior year period.

•LiveRamp has 53 clients whose subscription contracts exceed $1 million in annual revenue, up from 46 in the prior year period.

•During the fourth quarter, subscription net retention was approximately 110%. Platform net retention was 122% driven by strong Marketplace & Other trends.

•Current remaining performance obligations (RPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $221 million, up 29% compared to the fourth quarter of last year.

•The company recently launched LiveRamp Safe Haven, a new platform that enables secure, permission-enabled data collaboration for brands and their partners. Two of the top five largest U.S. retailers are implementing Safe Haven, and to date, more than 35 companies world-wide are using this technology in their workflows.

•LiveRamp addressability solutions, including the ATS, continue to experience strong global adoption. There are currently 18 supply-side platforms (SSPs) live or committed to implementing IdentityLink™ in the bidstream, including OpenX, Index Exchange, Pubmatic, Rubicon Project and TripleLift. In addition, there are 35 demand-side platforms (DSPs) live or committed to bid on IdentityLink, including Amobee, Criteo, dataxu, and MediaMath. Lastly, to date, LiveRamp has signed on more than 45 publishers globally for ATS, spanning the US, UK, France, Spain, Italy, and Japan.

Board of Directors Update

LiveRamp also announced today that William T. Dillard II is retiring from the LiveRamp Board of Directors when his current term ends at the next annual meeting of shareholders, expected to be held in August 2020. Mr. Dillard has been a trusted advisor during the company’s evolution.

“Bill’s guidance has been invaluable to LiveRamp, and I want to personally thank him for his decades of service to the company. Bill has brought a strong customer perspective plus a wealth of executive experience to LiveRamp. He was instrumental in transforming the company into a category-creating software business. Both the board and the leadership team are deeply appreciative of Bill’s long service to LiveRamp,” said Scott Howe.

Financial Outlook

Given uncertainties related to the rapidly changing global economic environment, LiveRamp is providing first quarter guidance only.

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring and related charges.

For the first quarter of fiscal 2021, LiveRamp expects to report:

a.Revenue of up to approximately 880 million, an increase of approximately 7% year-over-year.

a.GAAP operating loss from continuing operations of up to $47 million.

a.Non-GAAP operating loss of up to $12 million.

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Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp is the leading data connectivity platform for the safe and effective use of data. Powered by core identity capabilities and an unparalleled network, LiveRamp enables companies and their partners to better connect, control, and activate data to transform customer experiences and generate more valuable business outcomes. LiveRamp’s fully interoperable and neutral infrastructure delivers end-to-end addressability for the world’s top brands, agencies, and publishers. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to COVID-19 and the associated impact on suppliers and customers; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners including data suppliers; competition; and attracting and retaining talent. Additional risks relate to maintaining our culture and our ability to innovate and evolve while working remotely and within a rapidly changing industry, while also avoiding disruption from acquisition and divestiture activities. Our international operations are also subject to risks that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

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For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2019 ended March 31, 2019, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2020.

The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in LiveRamp’s Annual Report on Form 10-K for the period ended March 31, 2020, which LiveRamp expects to file by end of May 2020.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRampⓇ Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, IdentityLinkTM, AbilitecⓇ, Safe HavenⓇ and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,
			$	%
	2020	2019	Variance	Variance

Revenues	105,701	78,316	27,385	35.0%
Cost of revenue	36,852	37,760	(908)	(2.4)%
Gross profit	68,849	40,556	28,293	69.8%
% Gross margin	65.1%	51.8%

Operating expenses:
Research and development	28,411	31,318	(2,907)	(9.3)%
Sales and marketing	48,564	49,223	(659)	(1.3)%
General and administrative	30,216	27,749	2,467	8.9%
Gains, losses and other items, net	2,447	14,400	(11,953)	NA
Total operating expenses	109,638	122,690	(13,052)	(10.6)%

Loss from operations	(40,789)	(82,134)	41,345	50.3%
% Margin	(38.6)%	(104.9)%

Total other income	1,565	8,311	(6,746)	(81.2)%

Loss from continuing operations before income taxes	(39,224)	(73,823)	34,599	46.9%
Income taxes (benefit)	(34,345)	(24,135)	(10,210)	(42.3)%
Net loss from continuing operations	(4,879)	(49,688)	44,809	90.2%
Earnings from discontinued operations, net of tax	750	4,227	(3,477)	(82.3)%

Net loss	(4,129)	(45,461)	41,332	90.9%

Basic earnings (loss) per share:
Continuing operations	(0.07)	(0.73)	0.66	90.0%
Discontinued operations	0.01	0.06	(0.05)	(82.3)%
Net loss	(0.06)	(0.67)	0.60	90.7%

Diluted earnings (loss) per share:
Continuing operations	(0.07)	(0.73)	0.66	90.0%
Discontinued operations	0.01	0.06	(0.05)	(82.3)%
Net loss	(0.06)	(0.67)	0.60	90.7%

Basic weighted average shares	66,977	68,299
Diluted weighted average shares	66,977	68,299

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the twelve months ended March 31,
			$	%
	2020	2019	Variance	Variance

Revenues	380,572	285,620	94,952	33.2%
Cost of revenue	152,704	120,718	31,986	26.5%
Gross profit	227,868	164,902	62,966	38.2%
% Gross margin	59.9%	57.7%

Operating expenses:
Research and development	105,981	85,697	20,284	23.7%
Sales and marketing	188,905	158,540	30,365	19.2%
General and administrative	108,903	98,878	10,025	10.1%
Gains, losses and other items, net	5,001	19,933	(14,932)	(74.9)%
Total operating expenses	408,790	363,048	45,742	12.6%

Loss from operations	(180,922)	(198,146)	17,224	8.7%
% Margin	(47.5)%	(69.4)%

Total other income	15,385	18,790	(3,405)	(18.1)%

Loss from continuing operations before income taxes	(165,537)	(179,356)	13,819	7.7%
Income taxes (benefit)	(40,276)	(45,409)	5,133	11.3%
Net loss from continuing operations	(125,261)	(133,947)	8,686	6.5%
Earnings from discontinued operations, net of tax	750	1,162,494	(1,161,744)	(99.9)%

Net earnings (loss)	(124,511)	1,028,547	(1,153,058)	(112.1)%

Basic earnings (loss) per share:
Continuing operations	(1.85)	(1.79)	(0.06)	(3.6)%
Discontinued operations	0.01	15.50	(15.49)	(99.9)%
Net earnings (loss)	(1.84)	13.71	(15.55)	(113.4)%

Diluted earnings (loss) per share:
Continuing operations	(1.85)	(1.79)	(0.06)	(3.6)%
Discontinued operations	0.01	15.50	(15.49)	(99.9)%
Net earnings (loss)	(1.84)	13.71	(15.55)	(113.4)%

Basic weighted average shares	67,760	75,020
Diluted weighted average shares	67,760	75,020

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,		For the twelve months ended March 31,
	2020	2019	2020	2019

Loss from continuing operations before income taxes	(39,224)	(73,823)	(165,537)	(179,356)
Income taxes (benefit)	(34,345)	(24,135)	(40,276)	(45,409)
Net loss from continuing operations	(4,879)	(49,688)	(125,261)	(133,947)
Earnings from discontinued operations, net of tax	750	4,227	750	1,162,494
Net earnings (loss)	$(4,129)	$(45,461)	$(124,511)	$1,028,547

Earnings (loss) per share:
Basic	(0.06)	(0.67)	(1.84)	13.71
Diluted	(0.06)	(0.67)	(1.84)	13.71

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$5,181	$2,981	$19,042	$15,858
Non-cash stock compensation (cost of revenue and operating expenses)	17,168	41,175	89,447	102,722
Accelerated depreciation (cost of revenue and operating expenses	—	1,853	3,569	3,812
Restructuring and merger charges (gains, losses, and other)	2,447	14,400	5,001	19,933
Separation and transformation costs (general and administrative)	—	(705)	—	2,117
Total excluded items, continuing operations	24,796	59,704	117,059	144,442

Loss from continuing operations before income taxes and excluding items	(14,428)	(14,119)	(48,478)	(34,914)
Income taxes (benefit) (2)	(11,199)	(5,155)	(11,452)	(12,964)
Non-GAAP net loss from continuing operations	(3,229)	(8,964)	(37,026)	(21,950)

Non-GAAP loss per share from continuing operations:
Basic	$(0.05)	(0.13)	(0.55)	(0.29)
Diluted	$(0.05)	(0.13)	(0.55)	(0.29)

Basic weighted average shares	66,977	68,299	67,760	75,020
Diluted weighted average shares	66,977	68,299	67,760	75,020

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 77.6% and 36.5% in the fourth quarter of fiscal 2020 and 2019, respectively, and 23.6% and 37.1% for the twelve months ended March 31, 2020 and 2019, respectively. The difference between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP LOSS FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2020	2019	2020	2019

Loss from continuing operations	(40,789)	(82,134)	(180,922)	(198,146)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,181	2,981	19,042	15,858
Non-cash stock compensation (cost of revenue and operating expenses)	17,168	41,175	89,447	102,722
Accelerated depreciation (cost of revenue and operating expenses	—	1,853	3,569	3,812
Restructuring and merger charges (gains, losses, and other)	2,447	14400	5,001	19933
Separation and transformation costs (general and administrative)	—	(705)	—	2,117
Total excluded items	24,796	59,704	117,059	144,442

Loss from continuing operations before excluded items	(15,993)	(22,430)	(63,863)	(53,704)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2020	2019	2020	2019

Net loss from continuing operations	(4,879)	(49,688)	(125,261)	(133,947)

Income taxes (benefit)	(34,345)	(24,135)	(40,276)	(45,409)

Other income	(1,565)	(8,311)	(15,385)	(18,790)

Loss from operations	(40,789)	(82,134)	(180,922)	(198,146)

Depreciation and amortization	7,943	8,508	35,901	33,782

EBITDA	(32,846)	(73,626)	(145,021)	(164,364)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	17,168	41,175	89,447	102,722
Restructuring and merger charges (gains, losses, and other)	2,447	14,400	5,001	19,933
Separation and transformation costs (general and administrative)	—	(705)	—	2,117

Other adjustments	19,615	54,870	94,448	124,772

Adjusted EBITDA	(13,231)	(18,756)	(50,573)	(39,592)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	March 31,	$	%
	2020	2019	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	717,811	1,061,473	(343,662)	(32.4)%
Restricted cash	14,815	—	14,815	—%
Trade accounts receivable, net	92,761	78,563	14,198	18.1%
Refundable income taxes	38,340	7,890	30,450	385.9%
Other current assets	32,666	44,150	(11,484)	(26.0)%
Total current assets	896,393	1,192,076	(295,683)	(24.8)%

Property and equipment	44,786	64,852	(20,066)	(30.9)%
Less - accumulated depreciation and amortization	25,465	38,809	(13,344)	(34.4)%
Property and equipment, net	19,321	26,043	(6,722)	(25.8)%

Intangible assets, net	45,200	28,592	16,608	58.1%
Goodwill	297,796	204,656	93140	45.5%
Deferred commissions, net	16,014	10,741	5,273	49.1%
Other assets, net	27,165	10,803	16,362	151.5%
	1,301,889	$1,472,911	(171,022)	(11.6)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	42,204	31,203	11001	35.3%
Accrued payroll and related expenses	28,791	18,715	10,076	53.8%
Other accrued expenses	68,991	40,916	28,075	68.6%
Acquisition escrow payable	14,815	—	14,815	—%
Deferred revenue	6,581	4,284	2,297	53.6%
Total current liabilities	161,382	95,118	66,264	69.7%

Other liabilities	52,995	46,961	6034	12.8%

Stockholders' equity:
Preferred stock	—	—	—	—%
Common stock	14,394	14,187	207	1.5%
Additional paid-in capital	1,496,565	1,406,813	89,752	6.4%
Retained earnings	1,545,094	1,669,605	(124,511)	(7.5)%
Accumulated other comprehensive income	5,745	7,801	(2,056)	(26.4)%
Treasury stock, at cost	(1,974,286)	(1,767,574)	(206,712)	11.7%
Total stockholders' equity	1,087,512	1,330,832	(243,320)	(18.3)%
	1,301,889	1,472,911	(171,022)	(11.6)%

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	(4,129)	(45,461)
Earnings from discontinued operations, net of tax	(750)	(4,227)
Non-cash operating activities:
Depreciation and amortization	7,943	8,508
Loss on disposal or impairment of assets	1,865	115
Provision for doubtful accounts	3,450	1,810
Deferred income taxes	(8,343)	(18,639)
Non-cash stock compensation expense	17,168	41,175
Changes in operating assets and liabilities:
Accounts receivable, net	(8,667)	(9,400)
Deferred commissions	(2,563)	(1,263)
Other assets	(8,548)	1,781
Accounts payable and other liabilities	12,326	6,804
Income taxes, net	(12,030)	55,134
Deferred revenue	2,058	2,017
Net cash provided by (used in) operating activities	(220)	38,354
Cash flows from investing activities:
Capital expenditures	(1,409)	(3,347)
Proceeds from sales of assets	356	—
Net cash used in investing activities	(1,053)	(3,347)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	1,331	3,064
Shares repurchased for tax withholdings upon vesting of stock-based awards	(6,465)	(13,614)
Acquisition of treasury stock	(61,002)	(10,314)
Net cash used in financing activities	(66,136)	(20,864)

P 13

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)
	For the three months ended March 31,
	2020	2019
Cash flows from discontinued operations:
From operating activities	(207)	(499,505)
From investing activities	18,582	—
Net cash provided by (used in) discontinued operations	18,375	(499,505)
Effect of exchange rate changes on cash	(355)	61

Net change in cash, cash equivalents and restricted cash	(49,389)	(485,301)
Cash, cash equivalents and restricted cash at beginning of period	782,015	1,546,774
Cash, cash equivalents and restricted cash at end of period	732,626	$1,061,473

Supplemental cash flow information:
Cash paid (received) during the period for:
Income taxes	(13,515)	438,875

P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the twelve months ended March 31,
	2020	2019
Cash flows from operating activities:
Net earnings (loss)	(124,511)	1,028,547
Earnings from discontinued operations	(750)	(1,162,494)
Non-cash operating activities:
Depreciation and amortization	35,901	33,782
Loss on disposal or impairment of assets	1,725	3,460
Provision for doubtful accounts	7,133	3,069
Deferred income taxes	(6,878)	9,894
Non-cash stock compensation expense	89,447	102,722
Changes in operating assets and liabilities:
Accounts receivable, net	(20,518)	(44,411)
Deferred commissions	(5,273)	(4,298)
Other assets	(6,144)	(3,106)
Accounts payable and other liabilities	24,923	25,308
Income taxes, net	(25,453)	5,087
Deferred revenue	1,823	462
Net cash used in operating activities	(28,575)	(1,978)
Cash flows from investing activities:
Capitalized software	—	(1,322)
Capital expenditures	(11,711)	(7,320)
Proceeds from sales of assets	873	—
Cash paid in acquisitions, net of cash received	(105,365)	—
Payments for investments	—	(2,500)
Net cash used in investing activities	(116,203)	(11,142)
Cash flows from financing activities:
Payments of debt	—	(233,293)
Fees from debt refinancing	—	(300)
Proceeds related to the issuance of common stock under stock and employee benefit plans	4,736	20,419
Shares repurchased for tax withholdings upon vesting of stock-based awards	(24,522)	(50,520)
Acquisition of treasury stock from tender offer	—	(503,393)
Acquisition of treasury stock	(182,190)	(74,421)
Net cash used in financing activities	(201,976)	(841,508)

P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)
	For the twelve months ended March 31,
	2020	2019
Cash flows from discontinued operations:
From operating activities	$(207)	$(458,525)
From investing activities	18,582	2,236,530
Effect of exchange rate changes on cash	—	(172)
Net cash provided by discontinued operations	18,375	1,777,833
Effect of exchange rate changes on cash	(468)	(1,750)

Net change in cash, cash equivalents and restricted cash	(328,847)	921,455
Cash, cash equivalents and restricted cash at beginning of period	1,061,473	140,018
Cash, cash equivalents and restricted cash at end of period	732,626	1,061,473

Supplemental cash flow information:
Cash paid (received) during the period for:
Income taxes	(7,344)	439,542

P 16

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020

Net Cash Provided by (Used in) Operating Activities of Continuing Operations	$(2,280)	$(27,130)	$(10,922)	$38,354	$(1,978)	$(15,408)	$(28,751)	$15,804	$(220)	$(28,575)

Less (plus):
Capitalized software	(899)	(423)	—	—	(1,322)	—	—	—	—	—
Capital expenditures	(712)	(1,323)	(1,938)	(3,347)	(7,320)	(4,888)	(2,641)	(2,773)	(1,409)	(11,711)
Required debt payments	(592)	(2,701)	—	—	(3,293)	—	—	—	—	—

Free Cash Flow to Equity	$(4,483)	$(31,577)	$(12,860)	$35,007	$(13,913)	$(20,296)	$(31,392)	$13,031	$(1,629)	$(40,286)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 17

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
											Q4 FY20 to Q4 FY19
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	%	$

Revenues	$62,471	$64,812	$80,021	$78,316	$285,620	$82,511	$90,143	$102,217	$105,701	$380,572	34.2%	27,385
Cost of revenue	23,654	24,466	34,838	37,760	120,718	36,426	41,460	37,966	36,852	152,704	(2.6)%	(908)
Gross profit	38,817	40,346	45,183	40,556	164,902	46,085	48,683	64,251	68,849	227,868	62.6%	28,293
% Gross margin	62.1%	62.3%	56.5%	51.8%	57.7%	55.9%	54.0%	62.9%	65.1%	59.9%

Operating expenses
Research and development	16,970	16,940	20,469	31,318	85,697	23,722	26,445	27,403	28,411	105,981	(14.2)%	(2,907)
Sales and marketing	33,323	35,940	40,054	49,223	158,540	43,144	45,204	51,993	48,564	188,905	(1.6)%	(659)
General and administrative	18,125	25,176	27,828	27,749	98,878	25,318	27,262	26,107	30,216	108,903	8.9%	2,467
Gains, losses and other items, net	1	489	5,043	14,400	19,933	2,276	45	233	2,447	5,001	(237.0)%	(11,953)
Total operating expenses	68,419	78,545	93,394	122,690	363,048	94,460	98,956	105,736	109,638	408,790	(14.0)%	(13,052)

Loss from operations	(29,602)	(38,199)	(48,211)	(82,134)	(198,146)	(48,375)	(50,273)	(41,485)	(40,789)	(180,922)	85.8%	41,345
% Margin	(47.4)%	(58.9)%	(60.2)%	(104.9)%	(69.4)%	(58.6)%	(55.8)%	(40.6)%	(38.6)%	(47.5)%

Total other income (expense)	356	(281)	10,404	8,311	18,790	5,882	4,780	3,158	1,565	15,385	(64.8)%	(6,746)

Loss from continuing operations before income taxes	(29,246)	(38,480)	(37,807)	(73,823)	(179,356)	(42,493)	(45,493)	(38,327)	(39,224)	(165,537)	91.5%	34,599
Income taxes (benefit)	(1,428)	2,700	(22,546)	(24,135)	(45,409)	(353)	(5,291)	(287)	(34,345)	(40,276)	(45.3)%	(10,210)
Net loss from continuing operations	(27,818)	(41,180)	(15,261)	(49,688)	(133,947)	(42,140)	(40,202)	(38,040)	(4,879)	(125,261)	293.6%	44,809

P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)
											Q4 FY20 to Q4 FY19
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	%	$

Earnings from discontinued operations, net of tax	24,803	61,803	1,071,661	4,227	1,162,494	—	—	—	750	750	(0.3)%	(3,477)

Net earnings (loss)	$(3,015)	$20,623	$1,056,400	$(45,461)	$1,028,547	$(42,140)	$(40,202)	$(38,040)	$(4,129)	$(124,511)	3.9%	41,332

Diluted earnings (loss) per share	$(0.04)	$0.27	$13.65	$(0.67)	$13.71	$(0.61)	$(0.59)	$(0.56)	$(0.06)	$(1.84)	4.5%	0.61

Diluted loss per share from continuing operations	$(0.36)	$(0.53)	$(0.20)	$(0.73)	$(1.79)	$(0.61)	$(0.59)	$(0.56)	$(0.07)	$(1.85)	328.5%	0.66

Some earnings (loss) per share amounts may not add due to rounding.

P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020

Loss from continuing operations before income taxes	$(29,246)	$(38,480)	$(37,807)	$(73,823)	$(179,356)	$(42,493)	$(45,493)	$(38,327)	$(39,224)	$(165,537)
Income taxes (benefit)	(1,428)	2,700	(22,546)	(24,135)	(45,409)	(353)	(5,291)	(287)	(34,345)	(40,276)
Net loss from continuing operations	(27,818)	(41,180)	(15,261)	(49,688)	(133,947)	(42,140)	(40,202)	(38,040)	(4,879)	(125,261)

Earnings from discontinued operations, net of tax	24,803	61,803	1,071,661	4,227	1,162,494	—	—	—	750	750

Net earnings (loss)	$(3,015)	$20,623	$1,056,400	$(45,461)	$1,028,547	$(42,140)	$(40,202)	$(38,040)	$(4,129)	$(124,511)

Earnings (loss) per share:
Basic	$(0.04)	$0.27	$13.65	$(0.67)	$13.71	$(0.61)	$(0.59)	$(0.56)	$(0.06)	$(1.84)
Diluted	$(0.04)	$0.27	$13.65	$(0.67)	$13.71	$(0.61)	$(0.59)	$(0.56)	$(0.06)	$(1.84)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$5,970	$3,548	$3,359	$2,981	$15,858	$3,123	$5,369	$5,369	$5,181	$19,042
Non-cash stock compensation (cost of revenue and operating expenses)	17,798	17,667	26,082	41,175	102,722	18,630	23,354	30,295	17,168	89,447
Accelerated amortization (cost of revenue and operating expenses)	—	—	1,959	1,853	3,812	1,906	1,663	—	—	3,569
Restructuring and merger charges (gains, losses, and other)	1	489	5,043	14,400	19,933	2,276	45	233	2,447	5,001
Separation and transformation costs (general and administrative)	—	2,122	700	(705)	2,117	—	—	—	—	—
Total excluded items, continuing operations	23,769	23,826	37,143	59,704	144,442	25,935	30,431	35,897	24,796	117,059

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1) (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020

Loss from continuing operations before income taxes and excluding items	$(5,477)	$(14,654)	$(664)	$(14,119)	$(34,914)	$(16,558)	$(15,062)	$(2,430)	$(14,428)	$(48,478)
Income taxes (benefit)	(1,078)	(3,790)	(2,941)	(5,155)	(12,964)	(216)	190	(227)	(11,199)	(11,452)
Non-GAAP net earnings (loss) from continuing operations	$(4,399)	$(10,864)	$2,277	$(8,964)	$(21,950)	$(16,342)	$(15,252)	$(2,203)	$(3,229)	$(37,026)

Non-GAAP earnings (loss) per share from continuing operations:
Basic	$(0.06)	$(0.14)	$0.03	$(0.13)	$(0.29)	$(0.24)	$(0.23)	$(0.03)	$(0.05)	$(0.55)
Diluted	$(0.06)	$(0.14)	$0.03	$(0.13)	$(0.29)	$(0.24)	$(0.23)	$(0.03)	$(0.05)	$(0.55)

Basic weighted average shares	76,935	77,448	77,398	68,299	75,020	68,906	67,684	67,473	66,977	67,760
Diluted weighted average shares	76,935	77,448	80,674	68,299	75,020	68,906	67,684	67,473	66,977	67,760

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020
Expenses, continuing operations:
Cost of revenue	$23,654	$24,466	$34,838	$37,760	$120,718	$36,426	$41,460	$37,966	$36,852	$152,704
Research and development	16,970	16,940	20,469	31,318	85,697	23,722	26,445	27,403	28,411	105,981
Sales and marketing	33,323	35,940	40,054	49,223	158,540	43,144	45,204	51,993	48,564	188,905
General and administrative	18,125	25,176	27,828	27,749	98,878	25,318	27,262	26,107	30,216	108,903
Gains, losses and other items, net	1	489	5,043	14,400	19,933	2,276	45	233	2,447	5,001

Gross profit, continuing operations:	38,817	40,346	45,183	40,556	164,902	46,085	48,683	64,251	68,849	227,868
% Gross margin	62.1%	62.3%	56.5%	51.8%	57.7%	55.9%	54.0%	62.9%	65.1%	59.9%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,970	3,548	3,359	2,981	15,858	3,123	5,369	5,369	5,181	19,042
Non-cash stock compensation (cost of revenue)	711	782	1,052	2,163	4,708	755	1,060	1,028	926	3,769
Non-cash stock compensation (research and development)	4,342	3,745	5,945	14,193	28,225	4,451	6,346	6,462	6,001	23,260
Non-cash stock compensation (sales and marketing)	9,920	9,854	9,460	14,736	43,970	8,920	9,758	15,670	3,678	38,026
Non-cash stock compensation (general and administrative)	2,824	3,286	9,625	10,083	25,818	4,504	6,190	7,135	6,563	24,392
Accelerated amortization (cost of revenue)	—	—	1,527	1,445	2,972	1,487	1,245	—	—	2,732
Accelerated amortization (general and administrative)	—	—	432	408	840	419	418	—	—	837
Restructuring and merger charges (gains, losses, and other)	1	489	5,043	14,400	19,933	2,276	45	233	2,447	5,001
Separation and transformation costs (general and administrative)	—	2,122	700	(705)	2,117	—	—	—	—	—
Total excluded items	$23,769	$23,826	$37,143	$59,704	$144,442	$25,935	$30,431	$35,897	$24,796	$117,059

P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020
Expenses, continued operations excluding items:
Cost of revenue	$16,972	$20,136	$28,900	$31,171	$97,179	$31,061	$33,786	$31,569	$30,745	$127,161
Research and development	12,628	13,195	14,524	17,125	57,472	19,271	20,099	20,941	22,410	82,721
Sales and marketing	23,403	26,086	30,594	34,487	114,570	34,224	35,446	36,323	44,886	150,879
General and administrative	15,301	19,768	17,071	17,963	70,103	20,395	20,654	18,972	23,653	83,674

Gross profit, continuing operations excluding items:	45,499	44,676	51,121	47,145	188,441	51,450	56,357	70,648	74,956	253,411
% Gross margin	72.8%	68.9%	63.9%	60.2%	66.0%	62.4%	62.5%	69.1%	70.9%	66.6%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 23

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING LOSS GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

For the quarter ending
June 30, 2020

GAAP loss from operations	(47,000)

Excluded items:
Purchased intangible asset amortization	5,000
Non-cash stock compensation	24,000
Restructuring and transformation costs	6,000
Total excluded items	35,000

Non-GAAP loss from operations	(12,000)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 24

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q4 FISCAL 20 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share, income from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

•Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

•Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

•Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

•Separation and transformation costs: In prior years, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

•Accelerated depreciation: In the prior and current year we are excluding depreciation costs associated with the reduced useful life of certain IT equipment in connection with the Company's migration to a cloud-based data center solution. This migration is part of our AMS separation strategy. These costs are excluded from
P 25

our non-GAAP results because of the short-term nature of the incremental expenses and such amounts are not used by us to assess the core profitability of our business operations.

Other key metrics may be defined as:

•Subscription net retention: The current quarter subscription revenue (net) from customers who have been on the platform for one year or more, divided by the prior year quarter subscription revenue (net), inclusive of upsell, churn and downsell.

•Platform net retention: The current quarter subscription and marketplace revenue (net) from customers who have been on the platform for one year or more, divided by the prior year quarter subscription and marketplace revenue (net), inclusive of upsell, churn and downsell.

•Annualized recurring revenue (ARR): The monthly recurring revenue (last month of quarter), annualized. Recurring revenue is fixed and contracted subscription revenue and does not include any variable or non-recurring revenue amounts.

Our non-GAAP financial schedules are:

•Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP Expenses and Gross Profit: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses and Gross Profit reflect adjustments as described above, as well as the related tax effects where applicable.

•Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

•Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

P 26